UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

ORBITAL TRACKING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1990 N California Blvd.8th Floor
Walnut Creek, CA 94596
 (Address of principal executive offices) (zip code)

(925) 287-6432
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 3.02                      Unregistered Sales of Equity Securities.

On February 11, 2015, Orbital Tracking Corp. (the “Company”) entered into exchange agreements with each of Sandor Capital Master Fund LP (“Sandor”) and Point Capital, Inc. (“Point”). Pursuant to the exchange agreements, Sandor exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and Point exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock.   The shares of Series C Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act of 1933 (the "Securities Act") provided by Section 3(a)(9) of the Securities Act.

The foregoing description of the share exchange agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Share Exchange Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

    (d) Exhibits

    The exhibit listed in the following Exhibit Index is furnished as part of the Current Report on Form 8-K.

Exhibit No.	Description
3.1
Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2014)

10.1	Form of Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 11, 2015

ORBITAL TRACKING CORP.

By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer